Dehaier Medical Systems Names Dr. Xiaoqing Wang New Chief Technology Officer

BEIJING, July 12, 2011 /PRNewswire-Asia-FirstCall/ -- Dehaier Medical Systems Ltd. (Nasdaq:DHRM) ("Dehaier" or the "Company"), an emerging leader in the development, assembly, marketing and sale of medical devices and homecare medical products in China, today announced that Xiaoqing Wang, Ph.D., has been appointed Chief Technology Officer, effectiveJuly 8, 2011. Dr. Wang, who will report to Chief Executive Officer Mr. Chen Ping, replaces Mr. Yong Wang, who has resigned from the Company due to personal reasons.

"We are honored to have Dr. Wang join the Company. He brings Dehaier more than 20 years of biomedical engineering experience, which we believe will contribute tremendously to our R&D capabilities as well as our product development as we work to introduce innovative products for the homecare and professional medical device markets. We believe that Dr. Wang's contributions will be invaluable as we work to expand our share of the homecare market, both domestically and internationally," said Dehaier's CEO Mr. Ping Chen.

"On behalf of Dehaier's Board of Directors and management team, I would like to thank Mr. Wang for his eight years of service to our Company and the contributions he made toward the development and commercialization of our homecare medical products during that time. We wish him every success in his future endeavors," Mr. Chen concluded.

Prior to joining Dehaier, Dr. Wang spent six years as the institute director of the Beijing Taijie Magneto-electrical Institute. From 1998 to 2005, Dr. Wang served as a chief engineer for Beijing Wandong Medical Equipment Co., Ltd. Dr. Wang has also held senior development and engineering roles at companies including Beijing Sekisui Trank Medical Technology Co., Ltd., Hangwei General Electric Appliance Medical System Co., Ltd. Beijing Xiekun Medical Instrument Co., Ltd. Dr. Wang holds an MBA from the University of International Business and Economics, a Ph.D. in biomedical engineering from the Institution of Biomedical Engineering of the Chinese Academy of Machine Science, and a Bachelor of Science degree in Physics from Peking University.

About Dehaier Medical Systems Ltd.

Dehaier is an emerging leader in the development, assembly, marketing and sale of medical products in China, including respiratory and oxygen homecare medical products. The company develops and assembles its own branded medical devices and homecare medical products from third-party components. The company also distributes products designed and manufactured by other companies, including medical devices from IMD (Italy), Welch Allyn (USA), HEYER (Germany), Timesco (UK), eVent Medical (US) and JMS (Japan). Dehaier's technology is based on five patents and five software copyrights; additionally we have three pending patents and six pending software copyrights, and proprietary technology. More information may be found at http://www.chinadhr.com.

Forward-looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact Us

In the US:
The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
+1-212-481-2050
dehaier@tpg-ir.com

In China:
The Piacente Group, Inc.
Investor Relations
Wendy Sun
+86-10-6590-7991
dehaier@tpg-ir.com

Dehaier Medical Systems Limited
Rita Liu
CFO
+86-10-8844-5026
liuz@dehaier.com.cn